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                D.R. HORTON, INC. AND THE GUARANTORS PARTY HERETO



                             ----------------------

                          TENTH SUPPLEMENTAL INDENTURE

                            DATED AS OF JUNE 5, 2000

                             ----------------------




                    AMERICAN STOCK TRANSFER & TRUST COMPANY,
                                     TRUSTEE





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               TENTH SUPPLEMENTAL INDENTURE dated as of June 5, 2000
("SUPPLEMENTAL INDENTURE"), to the Indenture dated as of June 9, 1997 (as amended, modified or supplemented from time to time in accordance therewith, the "INDENTURE"), by and among D.R. HORTON, INC., a Delaware corporation (the "COMPANY"), each of the Guarantors (as defined herein) and AMERICAN STOCK TRANSFER & TRUST COMPANY, as trustee (the "TRUSTEE").

               Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of Notes (as defined herein):

               WHEREAS, the Company, the Guarantors and the Trustee have duly authorized the execution and delivery of the Indenture to provide for the issuance from time to time of senior debt securities (the "SECURITIES") to be issued in one or more series as in the Indenture provided;

               WHEREAS, the Company and the Guarantors have executed and delivered the Eighth Supplemental Indenture dated as of March 21, 2000 (the "EIGHTH SUPPLEMENTAL INDENTURE") to the Indenture, which established and provided for the issuance by the Company of a series of Securities designated as its 10 1/2% Senior Notes due 2005 in the aggregate principal amount of $150,000,000, substantially in the form attached thereto as Exhibit A (the "NOTES"), guaranteed by the Guarantors, on the terms set forth therein;

               WHEREAS, $150,000,000 aggregate principal amount of Notes was issued on March 21, 2000;

               WHEREAS, the Company and the Guarantors wish to increase the aggregate principal amount of Notes that may be issued from $150,000,000 to $200,000,000 so that additional Notes may be issued from time to time;

               WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and

               WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, the Guarantors and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done;

               NOW, THEREFORE:

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                                     -2-


               In consideration of the premises and the purchase and acceptance of the Notes by the holders thereof the Company and the Guarantors mutually covenant and agree with the Trustee, for the equal and ratable benefit of the holders, that the Indenture is supplemented and amended, to the extent expressed herein, as follows:

                                   ARTICLE ONE

                                    AMENDMENT

               The number "$150,000,000" in Article One of the Eighth Supplemental Indenture is hereby deleted and the following phrase is substituted in its place:

               "(i) $150,000,000 until such date and time that the Company delivers to the Trustee an Officers' Certificate that it intends to enter into an agreement to issue Notes in addition to the Notes issued on March 21, 2000, and (ii) $200,000,000 thereafter (provided that this clause (ii) shall not apply if the Company delivers to the Trustee an Officers' Certificate that it does not intend to issue any such additional Notes),".

                                   ARTICLE TWO

                                  MISCELLANEOUS

Section 2.01.  GOVERNING LAW.

          The laws of the State of New York shall govern this Supplemental Indenture.

Section 2.02.  RATIFICATION OF EIGHTH SUPPLEMENTAL INDENTURE.

          Except as amended by this Supplemental Indenture, the Eighth Supplemental Indenture and the Indenture shall be in full force and effect and is ratified in all respects.

Section 2.03.  DUPLICATE ORIGINALS.

          The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

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                                     -3-


Section 2.04.  SEVERABILITY.

          In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Notes.

Section 2.05.  EFFECTIVENESS.

          This Supplemental Indenture shall be effective immediately upon execution by the parties hereto.

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                                   SIGNATURES


               IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

                                       D.R. HORTON, INC.


                                       By: /s/ Donald R. Horton
                                          --------------------------------
                                          Name: Donald R. Horton
                                          Title: Chairman of the Board




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                                            GUARANTORS:


                      DRHI, Inc.
                      Meadows I, Ltd.
                      Meadows IX, Inc.
                      Meadows X, Inc.
                      D.R. Horton, Inc.-Birmingham
                      D.R. Horton, Inc.-Chicago
                      D.R. Horton, Inc.-Denver
                      D.R. Horton, Inc.-Greensboro
                      D.R. Horton, Inc.-Louisville
                      D.R. Horton, Inc.-Minnesota
                      D.R. Horton, Inc.-New Jersey
                      D.R. Horton, Inc.-Portland
                      D.R. Horton, Inc.-Sacramento
                      D.R. Horton, Inc.-San Diego
                      D.R. Horton, Inc.-Torrey
                      D.R. Horton San Diego Holding Company, Inc.
                      D.R. Horton Los Angeles Holding Company, Inc. DRH Construction, Inc.
                      DRH Cambridge Homes, Inc. (formerly D.R. Horton
                         Sacramento Management Company, Inc.)
                      C. Richard Dobson Builders, Inc.
                      DRH Tucson Construction, Inc.
                      Continental Homes, Inc.
                      KDB Homes, Inc.
                      Continental Residential, Inc.
                      Continental Homes of Florida, Inc.
                      CHI Construction Company
                      CHTEX of Texas, Inc.



                                   By: /s/ Donald R. Horton
                                      --------------------------------------
                                   Name: Donald R. Horton
                                   Title: Chairman of the Board

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                      Meadows II, Ltd.
                      CH Investments of Texas, Inc.


                      By: /s/ William Peck
                         -----------------------------------
                      Name:  William Peck
                      Title: President


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                       SGS COMMUNITIES AT GRANDE QUAY, LLC


                              By:  Meadows IX, Inc., a member


                              By: /s/ Donald R. Horton
                                 -----------------------------------
                              Name: Donald R. Horton
                              Title: Chairman of the Board


                       and


                              By:  Meadows X, Inc., a member


                              By: /s/ Donald R. Horton
                                 -----------------------------------
                              Name: Donald R. Horton
                              Title: Chairman of the Board


                       D.R. HORTON MANAGEMENT COMPANY, LTD.
                       D.R. HORTON - TEXAS, LTD.


                              By:  Meadows I, Ltd.,
                                its general partner


                              By: /s/ Donald R. Horton
                                 -----------------------------------
                              Name: Donald R. Horton
                              Title: Chairman of the Board


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                              CONTINENTAL HOMES OF TEXAS, L.P.


                              By: CHTEX of Texas, Inc.,
                                its general partner


                              By: /s/ Donald R. Horton
                                 -----------------------------------
                              Name: Donald R. Horton
                              Title: Chairman of the Board


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AMERICAN STOCK TRANSFER & TRUST
  COMPANY, as Trustee


By: /s/ Herbert J. Lemmer
     -------------------------------
     Name: Herbert J. Lemmer
     Title: Vice President